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                                                                    EXHIBIT 23.8


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated July 30, 1993, relating to the financial statements and financial statement schedules of EMPIRE GAS CORPORATION (FORMERLY EMPIRE GAS ACQUISITION CORPORATION) and our report dated May 27, 1994, relating to the financial statements of PSNC PROPANE CORPORATION, all of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          BAIRD, KURTZ & DOBSON


Springfield, Missouri
June 9, 1994